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                                                                    Exhibit 28.4

                     CHASE MANHATTAN AUTO OWNER TRUST 1997-B
                           ANNUAL ISSUER'S CERTIFICATE
                                       of
                            COMPLIANCE WITH INDENTURE

         The undersigned certifies that he is an Authorized Officer of Wilmington Trust Company, as Owner Trustee for Chase Manhattan Auto Owner Trust 1997-B and that he is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with Section 3.9 of the Indenture between the Issuer and Norwest Bank Minnesota, National Association, as Indenture Trustee, dated as of June 1, 1997 (the "Indenture") and the Sale and Servicing Agreement, dated as of June 1, 1997 (the "Agreement"), among Chase Manhattan Bank USA, National Association, as Servicer, Chase Manhattan Bank USA, National Association and The Chase Manhattan Bank, as Sellers, and Wilmington Trust Company, as Owner Trustee. All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture and the Agreement.

         The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under his supervision and, to the best of his knowledge, the Issuer has fulfilled its obligations under the Indenture for the preceding calendar year.

         IN WITNESS WHEREOF, I have affixed hereto my signature as of this 15th day of March, 2000.

                                  CHASE MANHATTAN AUTO OWNER TRUST 1997-B
                                  BY: WILMINGTON TRUST COMPANY, as Owner Trustee


                                      /s/ Denise Geran
                                      --------------------------
                                      Name: Denise Geran
                                      Title: Financial Services Officer

Chase Manhattan Bank USA, National Association, as Servicer, hereby requests that Wilmington Trust Company execute the above Issuer's Certificate and deliver it to Norwest Bank Minnesota, National Association, as Indenture Trustee.

                                            CHASE MANHATTAN BANK USA,
                                            NATIONAL ASSOCIATION, as Servicer


                                            /s/ Jeffrey D. Hammer
                                            ------------------------------
                                            Jeffrey D. Hammer
                                                    Vice President